UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 28, 2013

E-WASTE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-165863	26-4018362
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 First Street #493, Los Altos, CA 94022 (Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:  650-283-2907

______________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities.

On August 28, 2013, pursuant to the establishment of our Series B Preferred Shares of stock and further pursuant to the announcement of our intent to allow executives and consultants of the company to enter into an Executive Share Exchange Plan that has been approved by our Board of Directors, our CEO, Mr. Martin Nielson has submitted to the Company his letter of intent to surrender his previously issued Fifty Million (50,000,000) shares of the Company’s common stock for cancellation and in their stead, has agreed to the following exchange:

1.	175,000 Series B Preferred Shares, and
2.	51,000,000 Fully Paid and Fully Vested Common Stock options

As part of this exchange, Mr. Nielson has also consented to the following:

1.	not to exercise any conversion of the Preferred Shares in EWSI into common stock, and/or
2.	not to exercise the issuance of the common shares against the options until the earlier of
a.	the end of the second quarter of 2014, or
b.	when the EWSI common stock closing price meets or exceeds $0.20/share over any 10 consecutive business days.

Our Board of Directors has agreed to accept this exchange with Mr. Nielson.

A copy of the Letter of Intent is attached hereto as Exhibit 99.1.  The foregoing description of Letter of Intent does not purport to be complete and is qualified in its entirety by reference to the full text of the letter.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 – Financial Statements and Exhibits

(d) EXHIBITS:

Exhibit No.	Description

99.1	Letter of Intent from Mr. Martin Nielson authorizing the surrender of shares

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E-Waste Systems, Inc.

/s/   Martin Nielson
By:  Martin Nielson
Its:  Chief Executive Officer and Director

Date:    August 28,  2013